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                                                             Page 13 of 15 Pages


                                                                       EXHIBIT 1

                       JOINT FILING AGREEMENT

        Each of the undersigned hereby agrees, pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Amendment No. 3 to
Schedule 13G to which this Joint Filing Agreement is attached relating to the shares of common stock, par value $0.02 per share, of Blyth Industries, Inc., a Delaware corporation, is filed jointly on behalf of each such person.

        IN WITNESS WHEREOF, the undersigned agree to the terms hereof as of this 13th day of February, 1998.

                                    /s/ Robert B. Goergen
                                    ------------------------
                                    Robert B. Goergen


                                    /s/ Pamela M. Goergen
                                    ------------------------
                                    Pamela M. Goergen


                                    THE GOERGEN FOUNDATION, INC.


                                    By: /s/ ROBERT B. GOERGEN
                                       ------------------------
                                       Name:  Robert B. Goergen
                                       Title: President


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                                                            Page 14 of 15 Pages


                                    TRUST FOR THE BENEFIT OF ALICE  B.
                                    McCOOL

                                    By: /s/ Robert B. Goergen
                                       ---------------------------
                                       Name:  Robert B. Goergen
                                       Title: Co-Trustee